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                                                                EXHIBIT 12.1.(a)

[PRICEWATERHOUSECOOPERS LOGO]

                                                 Samll Accounting Corporation
                                                 Kukje Center Building
                                                 191 Hankangro 2 ga, Yongsanku
                                                 Seoul 140-702, KOREA
                                                 (Yongsan P.O. Box 266, 140-600)

                                                 Tel +82(2) 709 0800
                                                 Fax +82(2) 792 7001

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated May 23, 2003, except for note 38 as to which the date is September 9, 2003, relating to the consolidated financial statements of Shinhan Financial Group Co., Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers
Seoul, Korea
September 15, 2003